Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES (OR SIMILAR ATTACHMENTS) HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K.

Distribution Agreement

经销协议

This DISTRIBUTION AGREEMENT (this “Agreement”) is entered into on August 28, 2024 (the “Effective Date”) by and between the following parties:

本经销协议（以下简称“本协议”）由以下双方于2024年_8_月__28_日（以下简称“生效日期”）签订：

(1)	Armstrong Pharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware, with its principal place of business located at 25 John Road, Canton, Massachusetts (“ARMSTRONG”); and

Armstrong Pharmaceuticals, Inc.，一家根据特拉华州法律注册成立的公司，主要营业地址为马萨诸塞州坎顿约翰路25号（以下简称“ARMSTRONG”）；及

(2)	Hong Kong Genreach Limited, a company incorporated under the laws of Hong Kong, with its registered place located at RM 1007B,10/F.,HO KING COMMERCIAL CTR.,NO.2-16 FA YUEN STREET, MONGKOK HONG KONG, China (“GENREACH” or “Distributor”).

香港金瑞驰有限公司，一家根据中华人民共和国（以下简称“中国”）法律注册成立的公司，注册地址为香港旺角发源街2-16号豪景商业大厦10楼1007B室（以下简称“GENREACH”或“经销商”）。

ARMSTRONG and GENREACH are hereinafter collectively referred to as the “Parties”, and each as a “Party”.

ARMSTRONG和GENREACH以下统称为“双方”，各自称为“一方”。

THE PARTIES AGREE AS FOLLOWS:

双方同意如下：

1	Definition

定义

1.1	Affiliate means, in this Agreement means, with respect to any specified entity, any other entity that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person.

关联方是指，在本协议中，就任何特定实体而言，直接或通过一个或多个中间人间接控制该实体、受其控制或与该实体共同控制的任何其他实体。

1.2	Control of a person (including the terms “Controlled by” and “under common Control with”) means, (i) ownership of more than 50% of the shares or economic interests of such person; (ii) the power, directly or indirectly and whether exercised or not, to direct the management or policies of such person, whether through the ownership of more than 50% of the voting power of such person, through the power to appoint a majority of the members of the board of directors or similar governing body of such person, through contractual arrangements or otherwise, or (iii) ownership of the largest amount of shares of such person.

对实体的控制（包括“受控于”和“与他人共同控制”）是指，(i) 拥有该实体50%以上的股份或经济利益；(ii) 无论行使与否，拥有直接或间接影响该实体管理层或政策制定的权力，无论该权力的取得是通过拥有该实体50%以上的投票权，还是通过任命该实体的董事会或类似管理机构大多数人的权力，还是通过合同安排或其他方式，或(iii) 是该实体所有股东中持股最多的股东。

1.3	Collaboration Region means Mainland China, Taiwan, Hong Kong, and Macau in the Greater China region.

合作区域是指大中华地区，包括中国大陆，中国台湾，中国香港，中国澳门。

1.4	Contract Year means each consecutive twelve (12) month period during the Term, the first of which shall commence on the Effective Date and shall end on the first anniversary thereof.

合同年是指有效期内的每一连续十二（12）个月，第一个合同年从生效日期开始至其第一个周年之日结束。

1.5	Intellectual Property means any design, patent (including invention, utility model and design patent; including patent application, reissue, division, continuation and extension thereof), copyright, trade marks, trade names, service marks, business names, trade secret, mask work right, idea, algorithm, concept, structure, logic, know-how, invention, discovery, improvement, document, product, system, practice, rule, tool, method, ingredient, process, device, procedure, software, drawing and sketch, specification, technical description, and all other intellectual property or similar proprietary rights of whatever nature, whether registered, filed, patented or not, which may now or in the future subsist anywhere in the world.

知识产权是指任何设计、专利（包括发明、实用新型和外观设计；包括专利申请、再颁专利、分案、续案和延伸等）、版权、商标、商品名称、服务标识、企业名称、商业秘密、制模样品权、想法、算法、概念、结构、逻辑、专有技术、发明、发现、改进、文件、产品、系统、实践、规则、工具、方法、成分、过程、设备、程序、软件、图纸和草图、规格、技术说明，以及现在或将来在世界任何地方存在的所有其他知识产权或类似的专有权利，无论其性质如何，也无论其是否注册、备案、获得专利。

1.6	Product P means Primatene Mist owned by ARMSTRONG, an OTC medication approved by the FDA in the United States, which comes in a 160-spray device, with each spray containing 0.125mg of epinephrine, and is used for the temporary relief of mild symptoms of intermittent asthma.

产品P是指ARMSTRONG持有的Primatene mist，一款在美国获得FDA批准的非处方药品，其规格为160支装，每支含0.125毫克肾上腺素，用于间歇性哮喘轻微症状的暂时缓解。

1.7	NMPA means National Medical Products Administration of the PRC.

NMPA是指中国国家药品监督管理局。

2	Distribution

经销

2.1	Appointment of Distributor. ARMSTRONG hereby appoints the Distributor, and the Distributor hereby agrees to accept the appointment, to act for ARMSTRONG as its exclusive distributor to market and sell Product P within the Collaboration Region subject to the Distributor’s compliance with the terms and conditions of this Agreement.

经销商的任命。ARMSTRONG特此任命经销商，经销商特此同意接受任命，在经销商遵守本协议条款和条件的前提下，作为ARMSTRONG的独家经销商，在合作区域内推广和销售产品P。

For avoidance of doubt, the Distributor shall be responsible to ensure that Product P that are shipped to it is only being marketed and distributed in the Collaboration Region, and not being distributed in the United States and/or any other country or region outside the Collaboration Region.

为免疑义，经销商应负责确保其接收的产品P仅在合作区域内进行市场推广和销售，并且不得在美国或合作区域以外的任何其他国家或地区进行销售。

2.2	Other Obligations of Distributor. The Distributor hereby agrees to:

经销商的其他义务。经销商同意：

(1)	exercise its best efforts to obtain and promote the sale of Product P in the Collaboration Region;

尽其最大努力在合作区域获得和促进产品P的销售；

(2)	maintain adequate staff at all times, including but not limited to adequate sales staff;

始终保持充足的员工，包括但不限于充足的销售人员；

(3)	abide by each of ARMSTRONG’s policies, procedures or other rules, and applicable laws and regulations regarding the purchase and sale and distribution of Product P, and storage and transport of Product P;

遵守ARMSTRONG有关购买、销售、经销、储存和运输产品P的各项政策、程序或其他规定以及适用的法律法规；

(4)	conduct its business in a manner that is favorable to and promotional of ARMSTRONG and Product P and to not disparage, tarnish, or imply poor favor of the name, reputation or goodwill of ARMSTRONG;

以有利于和促进ARMSTRONG和产品P的方式开展业务，不诋毁、玷污或对ARMSTRONG的名称、声誉或商誉作出不利的暗示；

(5)	accept reasonable advices from ARMSTRONG on the sales and distribution of Product P;

接受ARMSTRONG对于销售和经销产品P的合理建议；

(6)	promptly notify ARMSTRONG upon becoming aware of any breach of its obligations under this Agreement, or any circumstances or matters that are reasonably likely to give rise to any such breach;

在意识到任何违反其在本协议项下义务的行为，或合理可能导致任何此类违约的任何情况或事项时，立即通知ARMSTRONG；

(7)	not sell or distribute any products that infringe on any ARMSTRONG Intellectual Property, promptly notify ARMSTRONG upon becoming aware of any such products or infringement on any ARMSTRONG Intellectual Property and, upon ARMSTRONG’s request, promptly provide all necessary information, cooperation and assistance for defense of infringement; and

不销售和经销任何侵犯ARMSTRONG知识产权的产品，在意识到任何此类产品或对ARMSTRONG知识产权的侵权时，立即通知ARMSTRONG，并经ARMSTRONG的要求立即提供所有侵权辩护的必要信息、合作和协助；及

(8)	cooperate fully with and provide any necessary assistance and information to ARMSTRONG in implementing any recall, withdrawal, seizure or destruction of Product P initiated by ARMSTRONG.

与ARMSTRONG充分合作，并向ARMSTRONG提供任何必要的协助和信息，以实施ARMSTRONG发起的任何产品P的召回、撤回、扣押或销毁。

(9)	Comply with Safety Data Exchange Agreement (SDEA) as set forth in Appendix A.

遵守本协议附件A所列示的《安全数据交换协议》(SDEA)。

(10)Comply with Quality Agreement (Quality Agreement) as set forth in Appendix B.

遵守本协议附件B所列示的《质量协议》(Quality Agreement)。

3	No Employment or Representation

非雇佣或代理

3.1	Nothing in this Agreement shall be construed as to create an employment relationship between ARMSTRONG and the Distributor. The Distributor has no authority or power to bind ARMSTRONG or contract in the name of ARMSTRONG.

本协议的任何内容均不得解释为在ARMSTRONG与经销商之间建立雇佣关系。经销商没有授权或权利约束ARMSTRONG或以ARMSTRONG的名义订立合同。

3.2	The Distributor, its employees and its representatives must refrain from any act that might create the false impression that they are employees or agents or representatives of ARMSTRONG. Whenever the Distributor describes its relationship with ARMSTRONG it shall make it clear that it is an independent distributor and not an agent, representative or person having the authority to enter into contracts on behalf of ARMSTRONG or incur obligations binding on ARMSTRONG.

经销商及其员工和代表必须避免任何可能造成他们是ARMSTRONG员工、代理或代表的错误印象的行为。当经销商描述其与ARMSTRONG的关系时，应明确说明其为独立经销商，而非代理、代表或有权代表ARMSTRONG订立合同或为ARMSTRONG设置有约束力的义务的人士。

4Development Plan

开发计划

4.1	The Parties hereby agree that the development plan of registration, sales and distribution of Product P is as follows (“Development Plan”):

双方同意，注册、销售和经销产品P的开发计划如下（以下简称“开发计划”）：

4.1.1	Step One. The Distributor shall assist in filing the fast-track market launch and sales application of Product P in the pilot zone of Hainan free trade port according to applicable law. The Distributor shall be responsible for completing relevant permit, certificate, registration, approval, filing or other relevant procedure (“Regulatory Approval”), including but not limited to finding proper local medical institution as applicant, signing relevant cooperation contract with the aforesaid medical institution and taking any other necessary actions, provided that any procedure concerning the ownership of Product P (if any) shall be completed under the name of GENREACH or its designated affiliate. The Distributor shall have exclusive distribution rights of Product P within the permitted sales area in Hainan free trade port during such period.

第一步。经销商应根据适用法律协助在海南自由贸易港先行区进行快速上市销售申请。经销商应负责完成相关许可、证书、注册、批准、备案或其他相关程序（以下简称“监管批准”），包括但不限于寻找适格的当地医疗机构作为申请人、与前述医疗机构签署相关合作协议以及采取任何其他必要行动，但前提是，任何有关P产品所有权的程序（如有）应以GENREACH或其指定关联方的名义完成。在此期间，经销商在海南自由贸易港的被允许销售的范围内拥有产品P的独家经销权。

4.1.2	Step Two. The Distributor or its designated affiliate shall file the drug registration application of Product P as imported drug in Hong Kong according to applicable law. The drug registration certificate of Product P in Hong Kong and relevant permits, files and materials shall be solely owned by the Distributor or its designated affiliate, and the Distributor or its designated affiliate shall have exclusive distribution rights of Product P within the permitted sales area, including Hong Kong, Macau and certain cities in Guangdong Province, as applicable law permits during such period. The Distributor or its designated affiliate shall be responsible for import-relevant procedures in Hong Kong and such permitted sales area.

第二步。经销商或其指定关联方应根据适用法律在中国香港进行产品P作为进口药品的药品注册申请。产品P在中国香港的药品注册证书以及相关许可、文件和材料应由经销商或其指定关联方单独所有，在此期间，在适用法律允许的范围内，经销商或其指定关联方在被允许销售的范围内（包括中国香港、中国澳门和广东省的特定城市）拥有产品P的独家经销权。经销商或其指定关联方负责办理香港及被允许销售地区进口相关的程序。

The Distributor shall have exclusive general distribution rights of Product P within the Collaboration Region after the achievement of all necessary Regulatory Approval.

在获得所有必要的监管批准后，经销商在合作区域内拥有产品P的独家总经销权。

Under such exclusive distribution rights in the above steps, the Distributor shall be entitled to appoint, at its sole discretion, sub-distributors and/or agents or representatives (the “Sub-Distributor”) for the sale, resale and/or retail of Product P under such terms and conditions as the Distributor may, in its sole judgment, consider appropriate; provided, however, that (i) the Distributor’s appointment shall not exceed the Term of this Agreement or otherwise violate any terms or conditions thereof, (ii) the Sub-Distributors shall distribute Product P only within the Collaboration Region, which means each Sub-Distributor shall, and shall cause its downstream resellers and retailers to be prohibited from selling or otherwise transferring, directly or indirectly, Product P to any party outside of the Collaboration Region, and vice versa, (iii) the Distributor shall sign written agreements with all of its Sub-Distributors incorporating the terms and conditions in respect of distribution provided under this Agreement.

根据上述步骤中的独家经销权，经销商有权自行决定任命次级分销商和/或代理或代表（以下简称“次级分销商”），次级分销商根据经销商自行决定合适的条款和条件进行产品P的销售、转售和/或零售；但需符合下列条件，包括(i) 经销商的任命不得超过本协议的有效期或以其他方式违反本协议的任何条款或条件；(ii) 次级分销商应在合作区域内进行产品P的分销，因此每一次级分销商均不得、且应禁止其下游分销商和零售商直接或间接向任何合作区域以外的主体销售或以任何其他方式转售产品P，反之亦然；(iii) 经销商应与所有次级分销商签订书面协议，将本协议规定的经销条款和条件纳入相关书面协议中。

4.2	The Distributor shall be responsible to ensure that all necessary Regulatory Approval required for the Development Plan have been achieved and completed in accordance with applicable laws and regulations before any sales or distribution of Product P.

经销商应负责确保在销售或经销产品P之前，开发计划所需的所有必要的监管批准已经根据适用的法律法规取得并完成。

4.3	The Distributor shall be responsible for all the costs and fees of the confirmatory clinical trials of Product P and any other necessary procedures in the Development Plan, and ARMSTRONG shall have the right (but not obligation) to review all clinical data and other relevant materials. For avoidance of doubt, ARMSTRONG is not obligated to perform any clinical or other studies for the drug registration of Product P in the Development Plan.

经销商应承担产品P验证性临床试验以及其他开发计划中的必要程序的所有成本和费用，ARMSTRONG有权（但无义务）审查所有临床数据和其他相关材料。为免疑义，ARMSTRONG无义务为开发计划中产品P的药品注册开展任何临床或其他研究。

4.4	ARMSTRONG shall provide the Distributor with the necessary documentation for the import drug registration as aforementioned, including but not limited to CMC (Chemistry, Manufacturing, and Controls) data and clinical data, to the legally permissible extent and as long as ARMSTRONG has the requested documents.

ARMSTRONG在法律允许的范围内，且ARMSTRONG拥有所要求的文件的前提下，向经销商提供进口药注册所需的资料，包括但不限于CMC资料、临床资料。

4.5	The development plan regarding Product P shall be subject to this Agreement, and any changes shall be subject to a separate written agreement after consultation between GENREACH and ARMSTRONG.

关于产品P的开发计划以本协议为准，如需变更，经GENREACH和ARMSTRONG双方协商后，另行签订书面协议。

5Sales Forecasts and Minimum Purchase Amount

销售预测和最低购买量

5.1	Sale Forecasts. The parties agree that the sale forecasts of Product P during the term of this Agreement are as follows:

销售预测。双方同意，在本协议有效期内，产品P的销售预测如下：

年销售量（支）
Year 年度	Contract Year Sale (Units) 合同年销售量（支）
Contract Year 1/第一个合同年	[***]
Contract Year 2/第二个合同年	[***]
Contract Year 3 and Contract Year 4/第三至第四个合同年	[***]
Contract Year 5 and after/第五个合同年及之后	[***]

5.2	Minimum Purchase Amount. During the term of this Agreement, the purchase amount of Product P of the Distributor from ARMSTRONG shall be no less than one (1) batch (approximately [***] units) per Contract Year (“Minimum Purchase Amount”). In case the aggregate amount of actual purchase by the Distributor of Product P from ARMSTRONG in a Contract Year falls below the Minimum Purchase Amount, the Distributor shall be deemed to have materially breached this Agreement and ARMSTRONG is entitled to terminate this Agreement in accordance with Section 11.2.

最低购买量。在本协议有效期内，经销商从ARMSTRONG购买产品P的每一合同年购买量应不少于一（1）个生产批次（大约[***]支）（以下简称“最低购买量”）。如果经销商从ARMSTRONG购买产品P的某一合同年购买总量低于最低购买量，经销商应被视为实质违反本协议，ARMSTRONG有权根据第11.2条终止本协议。

6Supply and Delivery

供应和交付

6.1	Delivery Terms. EXW rules (facility of ARMSTRONG in the United States) shall apply to the delivery of Product P. The Distributor shall assume all applicable risks immediately after being provided the requested Product P at ARMSTRONG’s facility, whether onto a conveyor/transport system or otherwise.

交付条款。产品P的交付应适用EXW规则（ARMSTRONG在美国的工厂）。经销商在ARMSTRONG工厂收到经要求的产品P后应承担立即出现的所有适用风险，无论是通过承运方/运输系统还是其他方式。

For purposes of this Agreement, trade terms (e.g., EXW) used to describe the rights and obligations of the Parties shall have the meanings assigned to them by Incoterms 2020 published by the International Chamber of Commerce.

为本协议之目的，本协议中使用的描述双方权利与义务的贸易术语（如EXW）应具有国际商会出版的《国际贸易术语解释通则（2020）》赋予它们的含义。

6.2	Supply Price. The supply price of Product P from ARMSTRONG to the Distributor is EXW price USD [***] per unit (“Supply Price”). For avoidance of doubt, all transport costs and customs clearance costs shall be borne by the Distributor.

供应价格。ARMSTRONG向经销商供应产品P的价格为十[***]美元/支（EXW价格，以下简称“供应价格”）。为免疑义，所有运输费用和海关清关费用应由经销商承担。

Notwithstanding aforesaid, ARMSTRONG reserves the right to increase the Supply Price of no more than one (1) time per Contract Year. Such increase of the Supply Price shall be no more than five percent (5%) on an annual basis except in the circumstance that ARMSTRONG’s standard costs of Product P has increased by more than five percent (5%).

尽管有上述规定，ARMSTRONG保留每一合同年最多一（1）次上调供应价格的权利。除非ARMSTRONG对产品P的标准成本增加了百分之五（5%）以上，否则供应价格的年增长率不得超过百分之五（5%）。

6.3	Purchase Order. The Distributor shall issue purchase orders to ARMSTRONG. The purchase order shall specify the quantity, expected delivery date and other matters mutually agreed by the Parties. The Parties hereby agree that the Distributor shall provide ARMSTRONG with a delivery period of no less than ninety (90) days.

采购订单。经销商应向ARMSTRONG发出采购订单。采购订单应明确采购数量、预期交付日期和双方共同商定的其他事项。双方特此同意，经销商应向ARMSTRONG提供不少于九十（90）天的交付期。

6.4	Payment. The Distributor shall pay for Product P within thirty (30) days from the date of invoice provided by ARMSTRONG to the Distributor.

付款。经销商应于ARMSTRONG向其提供发票之日起三十（30）天之内支付产品P的价款。

6.5	Supply Shortage. If, at any time, ARMSTRONG’s supply of Product P is insufficient to meet total requirements of the Distributor (“Supply Shortage”), ARMSTRONG is entitled to cancel or postpone the delivery of Product P to the Distributor on its own discretion. In such situation ARMSTRONG shall not be liable to the Distributor for any claims, losses, damages or expenses related to any failure by ARMSTRONG to supply, including without limitation any direct, indirect, special, incidental or consequential claims, losses, damages or expenses (including without limitation any cost of cover or lost revenues or profits), whether or not the possibility or extent of any such damages are foreseen or foreseeable. After such Supply Shortage has occurred, the Parties will meet together as soon as practicable and engage in friendly discussions in order to allow ARMSTRONG to recover such Supply Shortage within a reasonable period of time.

供应短缺。如果在任何时候，ARMSTRONG供应的产品P不足以满足经销商的全部要求（以下简称“供应短缺”），ARMSTRONG有权自行决定取消或推迟向经销商交付产品P。在这种情况下，ARMSTRONG不对经销商承担与ARMSTRONG供应失败有关的任何索赔、损失、损害或费用，包括但不限于任何直接、间接、特殊、附带或后果性索赔、损失、损害或费用（包括但不限于任何保险费用或收入或利润损失），无论任何此类损害的可能性或程度是否已预见或

可预见。在供应短缺问题发生后，双方将在可行的情况下尽快会晤并进行友好协商，以便ARMSTRONG在合理的时间内补足供应短缺。

6.6	Profit Sharing. GENREACH shall pay ARMSTRONG Profit Sharing. “Profit Sharing” is calculated based on GENREACH Earnings. “GENREACH Earnings” is defined as GENREACH’s per unit net revenue for Product P during a Calculation Period (i.e. the total revenue during a Calculation Period minus Supply Price and Distribution Costs as defined in Section 7.1 during such Calculation Period, then divided by total sold units amount during such Calculation Period).

The Profit Sharing shall be calculated as follow:

利润分成。GENREACH应向ARMSTRONG支付利润分成，该等“利润分成”将根据GENREACH收益进行计算。“GENREACH收益”指在一个计算期间内GENREACH单支产品P的净收入（即某一计算期间内GENREACH总收入减去该计算期间内供应价格、以及本协议第7.1条定义的销售成本，再除以该计算期间内总销售数量）。

利润分成具体计算方式如下：

6.6.1	For GENREACH Earnings that is USD [***] to USD [***] per unit of Product P, GENREACH shall pay [***] Profit Sharing regarding the part above USD [***].

For example: if GENREACH Earnings is USD [***] per unit for the sale of 100,000 units in a Calculation Period, then ARMSTRONG shall earn Profit Sharing of (USD [***] – USD [***]) x [***] x 100,000 units = USD [***]

当每一支产品P的GENREACH收益在 [***] 美元至 [***] 美元之间，GENREACH应就超过 [***] 美元的部分支付[***]的利润分成。

例如，如果GENREACH某计算期间共销售100,000支，每一支的GENREACH收益为[***]美元，那么ARMSTRONG应收取的利润分成为：([***]美元-[***]美元) x [***] x 100,000支 = [***]美元。

6.6.2	For GENREACH Earnings that is more than USD [***] per unit of Product P, GENREACH shall pay [***] Profit Sharing regarding the part above USD [***] and below USD [***] and [***] Profit Sharing regarding the part above USD [***].

For example: if GENREACH Earnings is USD [***] per unit with 100,000 units sold in a Calculation Period, then Armstrong shall earn Profit Sharing as follow: (USD [***] – USD [***]) x [***] x 100,000 + (USD [***] – USD [***]) x [***] x 100,000 = USD [***]

当每一支产品P的GENREACH收益高于[***]美元，GENREACH应就超过[***]美元但未超过[***]美元的部分支付[***]的利润分成，以及就超过[***]美元的部分支付[***]的利润分成。

例如，如果GENREACH某计算期间共销售100,000支，每一支的GENREACH收益为[***]美元，那么ARMSTRONG应收取的利润分成为：([***]美元-[***]美元) x [***] x 100,000支 + ([***]美元-[***]美元) x [***] x 100,000支= [***]美元。

6.6.3	There will be no Profit Sharing earned if GENREACH Earnings is USD [***]or less per unit of Product P.

当每一支产品P的GENREACH收益小于或等于[***]美元，则GENREACH无需支付利润分成。

Profit Sharing is calculated and payable every 12 month period (the “Calculation Period”). GENREACH shall provide ARMSTRONG with all necessary data and supporting documents to calculate the Profit Sharing amount within twenty (20) days after expiration of each Contract Year. After confirmation of the Profit Sharing amount by ARMSTRONG, GENREACH shall pay the Profit Sharing amount within thirty (30) days from the date of invoice provided by ARMSTRONG to GENREACH. If ARMSTRONG has any query or disagreement with the Profit Sharing amount, ARMSTRONG has the right to request GENREACH to provide additional supporting materials, and to inspect relevant accounting books and other documents of GENREACH.

该等利润分成每12个月（“计算期间”）进行计算并支付。GENREACH应在每个合同年度结束后的二十（20）日内向ARMSTRONG提供计算利润分成金额所需的所有必要数据和支持文件。在ARMSTRONG确认利润分成金额后，GENREACH应在ARMSTRONG向其提供的发票日期起三十（30）日内支付利润分成金额。如ARMSTRONG对利润分成金额有疑问或异议，ARMSTRONG有权要求GENREACH提供进一步补充材料，并有权对GENREACH相关会计账簿等文件进行检查。

6.7	Returns. Distributer will not be allowed to make returns of Product P.

退货。经销商不得就产品P进行退货。

6.8	Residual Validity. Product P delivered by Armstrong shall have a residual validity period of not less than 21 months.

有效期。Armstrong交付的产品 P 的剩余有效期不得少于 21 个月。

7Distribution Costs and Additional Fees

销售成本和额外费用

7.1	Distribution Costs. The Distributor shall itself bear all the distribution costs of Product P (“Distribution Costs”), including all the costs and expenses incurred for the purpose of (i) obtaining any Regulatory Approval required for the Development Plan, (ii) marketing and clinical costs of Product P in the Collaboration Region, (iii) warehousing and transportation costs, and (iv) other costs incurred for or in relation to the sales and distribution of Product P. For avoidance of doubt, the Distribution Costs are not included in the Supply Price paid to ARMSTRONG.

销售成本。经销商应自行承担产品P的所有销售成本（以下简称“销售成本”），包括为以下目的而产生的所有成本和费用：(i) 获得开发计划所需的任何监管批准；(ii) 在合作区域内产品P的推广和临床成本；(iii) 仓储和运输费用；及(iv) 因销售和分销产品P而发生的或与之相关的其他成本。为免疑义，经销商支付给ARMSTRONG的供应价格中不包含销售成本。

7.2	Additional Fees. In the case the Distributor requires additional supports from ARMSTRONG, such as personnel supports, the Distributor shall pay additional fees to ARMSTRONG, which will be negotiated separately.

额外费用。如果经销商要求ARMSTRONG提供额外的支持，如人员支持，经销商应向ARMSTRONG支付额外费用，额外费用由双方另行协商。

8Intellectual Property, License and Trademarks

知识产权、许可和商标

8.1	ARMSTRONG Intellectual Property. The Distributor hereby acknowledges that (i) all Intellectual Property in relation to and developed for Product P, and (ii) any Intellectual Property further generated in the context of Product P, including but not limited to those generated or improved during any clinical trials or marketing activities on behalf of the Distributor, and any other peripheral technologies shall solely belong to ARMSTRONG, regardless of whether such Intellectual Property have been registered or not (the “ARMSTRONG Intellectual Property”).

ARMSTRONG知识产权。经销商确认，(i) 与产品P有关的和为产品P而开发的所有知识产权；及(ii) 在产品P的背景下进一步产生的任何知识产权，包括但不限于经销商在任何临床试验或市场推广活动中产生或改进的知识产权，以及所有周边技术，均应由ARMSTRONG单独所有，无论这些知识产权是否已经注册（以下简称“ARMSTRONG知识产权”）。

8.2	License to the Distributor. ARMSTRONG hereby grants to the Distributor and the Distributor hereby accepts a non-exclusive license to use ARMSTRONG Intellectual Property solely in connection with (i) the distribution and promotion of Product P in the Collaboration Region within the term of this Agreement, and (ii) application for necessary Regulatory Approval for the Development Plan, with the right to sublicense to permitted Sub-Distributors to use ARMSTRONG Intellectual Property solely in connection with the distribution and promotion of Product P in the Collaboration Region within the term of this Agreement.

对经销商的许可。ARMSTRONG向经销商授予且经销商接受一项使用ARMSTRONG知识产权的非独占许可。经销商使用ARMSTRONG知识产权仅可用于(i) 在本协议有效期内在合作地区内经销和推广产品P，及(ii) 为开发计划申请必要的监管批准。经销商有权分许可给本协议允许的次级分销商，仅用于在本协议有效期内在合作地区内分销和推广产品P而使用ARMSTRONG知识产权。

8.3	Limitation of Use of ARMSTRONG Intellectual Property. Without the express written consent from ARMSTRONG, the Distributor shall not manufacture, market or sell any product that contains Product P or embodies any of ARMSTRONG’s Intellectual Property for purposes other than to perform this Agreement. The Distributor shall not use (other than pursuant to this Agreement) or seek to register or apply for statutory protection any of ARMSTRONG’s Intellectual Property, or any Intellectual Property that may impair the protection of ARMSTRONG Intellectual Property. The

Distributor shall immediately notify ARMSTRONG if it becomes aware of a possible infringement of ARMSTRONG’s Intellectual Property.

ARMSTRONG知识产权的使用限制。未经ARMSTRONG明确书面同意，经销商不得为履行本协议以外的目的制造、推广或销售任何含有产品P或包含ARMSTRONG的知识产权的产品。经销商不得使用（根据本协议的使用除外）或寻求注册或申请任何ARMSTRONG的知识产权，或可能损害ARMSTRONG知识产权保护的任何知识产权。如果经销商发现ARMSTRONG的知识产权可能受到侵犯，应立即通知ARMSTRONG。

8.4	No Exclusiveness When Breach. Notwithstanding the foregoing, the exclusive license granted under this Agreement is suspended and ARMSTRONG shall retain the right to market and sell the Product P anywhere in the world through third parties in the event that the Distributor is in violation of this Agreement.

违约时无排他性。尽管有上述规定，如果经销商违反本协议，根据本协议授予的排他性许可将被取消，ARMSTRONG应保留通过第三方在世界任何地方推广和销售产品P的权利。

9Representations, Warranties and Liabilities

声明、保证和责任

9.1	General Representations and Warranties. Each Party respectively represents and warrants to the other Party that: (i) it is a corporation duly incorporated, validly existing, and in good standing under the applicable law; (ii) it has full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; no consent of, approval from, authorization of, designation of, declaration from or filing with any governmental authority is required in connection with the valid execution, delivery and performance of this Agreement; and it has no current legal arrangement with any other party that would conflict with this Agreement; (iii) the representative entrusted by it to execute this Agreement has been duly authorized to do so; (iv) upon execution, this Agreement shall become a lawful, valid, and binding obligation of such Party, enforceable against it in accordance with its terms; and (v) it shall not enter into any agreement or make any commitment or take any other action that would impair its ability to perform its obligations under this Agreement.

一般声明和保证。双方分别向对方声明并保证：(i) 其是根据适用法律正式成立、有效存续且信誉良好的公司；(ii) 其拥有签订本协议并履行其在本协议项下义务的全部权利、权力和权限；本协议的有效签署、交付和履行不需要任何政府机构的同意、认证、授权、指定、声明或备案；其目前与任何其他方没有与本协议相冲突的法律安排；(iii) 其委托签署本协议的代表已获得正式授权；(iv) 签署后，本协议将成为其合法、有效且具有约束力的合同义务，可根据其条款对其强制执行；及(v) 其不会订立任何协议或做出任何承诺或采取任何其他行动以损害其履行本协议项下义务的能力。

9.2	Compliance with Law. The Distributor shall comply with all legislations, rules, regulations and statutory requirements existing from time to time in the jurisdiction where Product P is being sold that are applicable to the sale and distribution of Product P. The Distributor shall be responsible for obtaining all necessary authorizations, consents, approvals, licenses and permits in relation to the performance by them of their obligations under this Agreement and for making any necessary filling, record or registration of this Agreement and shall, upon request, provide ARMSTRONG satisfactory evidence thereof as reasonably required by ARMSTRONG from time to time. The Distributor shall indemnify ARMSTRONG and its Affiliates and their respective employees, servants and agents and hold them harmless from and against any loss, suit, claim, liability, expense (including and without limitation reasonable attorney’s fees), proceeding or damage (on an after-tax basis) to persons or property arising out of or related to warehousing, transportation, distribution, sale, marketing of Product P in the Collaboration Region.

遵守法律。经销商应遵守产品P销售所在司法管辖区内不时存在的适用于产品P的销售和经销的所有立法、规则、条例和法定要求。经销商应负责获得与其履行本协议项下义务有关的所有必要的授权、同意、批准、执照和许可，并负责对本协议进行任何必要的备案、记录或登记，并根据ARMSTRONG不时提出的合理要求，向ARMSTRONG提供令ARMSTRONG满意的证明。经销商应赔偿ARMSTRONG及其关联方及其各自的雇员、职员和代理并为其辩护，使其免受因产品P在合作区域内仓储、运输、经销、销售、市场宣传等而产生的任何损失、诉讼、索赔、责任、费用（包括但不限于合理的律师费）、诉讼或对人身或财产造成的损害（在税后基础上）。

9.3	LIMITED WARRANTIES AND DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ARMSTRONG MAKES NO WARRANTY TO THE DISTRIBUTOR WITH RESPECT TO PRODUCT P AND EXCLUDES ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, NONINFRINGEMENT, QUIET ENJOYMENT, AND ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF DEALING OR THE COURSE OF PERFORMANCE.

有限保证和免责声明。除本协议明确规定外，ARMSTRONG就产品P对经销商不作任何保证，并且排除所有其他明示和暗示的保证，包括但不限于对适销性、特定用途的适用性、不侵权、平静受益的暗示保证，以及因交易过程或履约过程而产生的任何暗示保证。

10Indemnification

赔偿

10.1	Indemnity. Each Party (the “Indemnifying Party”) shall indemnify and defend the other Party and its Affiliates and their respective employees, servants and agents and hold them harmless from and against any loss, suit, claim, liability, expense (including and without limitation reasonable attorney’s fees), proceeding or damage (on an after-tax basis) to persons or property arising out of or related to (a) any acts, whether of omission or commission, that may be committed by the Indemnifying Party; and (b) any alleged or actual breach by the Indemnifying Party of its warranties, representations, covenants and obligations under this Agreement. The provisions of this Section 10.1 shall survive the termination of this Agreement.

赔偿。每一方（以下简称“赔偿方”）应赔偿另一方及其关联方及其各自的雇员、职员和代理并为其辩护，使其免受因以下情况产生的任何损失、诉讼、索赔、责任、费用（包括但不限于合理的律师费）、诉讼或对人身或财产造成的损害（在税后基础上）：(a) 赔偿方可能实施的任何行为（无论是作为或不作为）；(b) 赔偿方声称或实际违反其在本协议项下的保证、声明、约定和义务。本第10.1条在本协议终止后继续有效。

11Term and Termination

有效期和终止

11.1	Term. This Agreement shall be effective upon the Effective Date, and shall be binding upon and inure to the benefit of the Parties and their respective assigns and successors in interest. The term of this Agreement (the “Term”) shall be ten (10) years commencing on the Effective Date herein. The Parties may negotiate on extension of this Agreement commencing six (6) months prior to the expiration.

有效期。本协议的自生效日期起生效，对双方及其各自的受让人和利益继承人具有约束力并以其为受益人。本协议的有效期（以下简称“有效期”）为十（10）年，自生效日期起计算。双方可在本协议到期前六（6）个月就本协议的延期进行谈判为十（10）年，自生效之日起计算。双方可在本协议有效期满前六（6）个月就本协议的延期进行协商。

11.2	Termination. This Agreement may be terminated before the expiration in any of the following events:

终止。在下列任何一种情况下，本协议可在有效期满前终止：

(1)	After the completion of Contract Year 2, either party is entitled to terminate this Agreement without cause by giving a six (6) months’ prior written notice;

两（2）个合同年后，任何一方有权经提前六（6）个月书面通知无理由终止本协议；

(2)	If any party breaches this Agreement, the other party is entitled to terminate this Agreement by giving a two (2) months’ prior written notice;

如一方违反本协议，另一方有权经提前两（2）个月书面通知终止本协议；

(3)	If the Distributor fails to reach the sales forecasts in Section 5.1 herein for two (2) consecutive Contract Years, ARMSTRONG is entitled to terminate this Agreement immediately; and

如经销商连续两（2）个合同年无法达到第5.1条规定的销售预测，ARMSTRONG有权立即终止本协议；及

(4)	If the Distributor fails to purchase [***] units of Product P from ARMSTRONG in any Contract Year, ARMSTRONG is entitled to terminate this Agreement immediately.

如经销商在任何合同年未能向ARMSTRONG购买[***]支产品P，ARMSTRONG有权立即终止本协议。

11.3	Effect of Termination for Parties. Except as expressly provided herein, no Party shall incur any liability to the other party for terminating this Agreement in accordance with this Section 11, and no such termination shall limit the contemporaneous or subsequent exercise of any other rights and remedies such Party may have. Nothing herein shall be construed to release any Party from any obligation that accrued prior to the date of termination, except as expressly provided in this Agreement. Without limitation, (i) all accrued but unpaid amounts that may be owing from a Party to the other Party shall survive termination and (ii) any claim for breach or damages arising prior to or as a result of the termination shall survive (including an claim for any breach or damages continuing after termination).

终止对双方的效力。除本协议明确规定外，任何一方均不得因根据本协议本第11条的规定终止本协议而对另一方产生任何责任，因此种方式终止本协议也不会限制该方可能同时或随后行使的任何其他权利和补救措施。除本协议明确规定外，此处的任何表述均不得解释为免除任何一方在终止日期之前产生的任何义务。不能限制对方行使的权利和不久措施还包括：(i) 一方欠另一方的所有已产生但尚未支付的款项应在终止后继续支付；及(ii) 在本协议终止之前或因终止而产生的任何违约或损害索赔继续存在（包括对本协议终止后继续存在的任何违约或损害提出索赔）。

Upon termination of this Agreement, ARMSTRONG may, without limiting any other right or remedy:

本协议终止后，ARMSTRONG可在不限制任何其他权利或补救措施的情况下：

(1)	suspend the supply of all Product P (including under purchase orders not yet fulfilled) to Distributor;

暂停向经销商供应所有产品P（包括尚未履行完毕的采购订单）；

(2)	require Distributor and its Affiliates to promptly return to ARMSTRONG all Product P in the possession, custody or control of Distributor or its Affiliates; and

要求经销商及其关联方立即将其拥有、保管或控制的所有产品P退还给ARMSTRONG；及

(3)	sell, or engage a third party distributor to sell, all Product P manufactured under purchase order of Distributor to a third party, and recover from Distributor any costs and expenses reasonably incurred by ARMSTRONG in doing so.

向第三方出售或委托第三方经销商销售根据经销商的采购订单生产的所有产品P，并要求经销商弥补ARMSTRONG因此而合理产生的任何成本和费用。

12Confidentiality.

保密

12.1	The receiving party shall treat as confidential and secret all information which has been or may hereafter be disclosed by the disclosing party, directly or indirectly, to the receiving party, either orally, in writing or through inspection. The receiving party shall use the Confidential Information received only to the extent necessary to execute the Purpose of this Agreement. The receiving party shall not disclose to anyone any Confidential Information received from the disclosing party, and shall use the same degree of care, but no less than a reasonable degree of care, to prevent the disclosure of the Confidential Information to others as it uses to prevent the disclosure of its own Confidential Information. Upon request from the disclosing party, the receiving party shall promptly return to the disclosing party or destroy all drawings, data, memoranda and information in physical form relating to the Confidential Information.

接收方应将披露方已经或今后可能以口头、书面或检查的方式直接或间接向接收方披露的所有信息视为保密信息。接收方只能为执行本协议目的所必需的范围内使用所收到的保密信息。接收方不得向任何人披露从披露方收到的任何保密信息，并应采用与防止披露其自身保密信息相同的谨慎程度，但不得低于合理的谨慎程度，以防止向他人披露保密信息。应披露方的要求，接收方应及时向披露方归还或销毁与保密信息有关的所有实物形式的图纸、数据、备忘录和信息。

“Confidential Information” means technical and business information relating to inventions, proprietary ideas and/or patentable ideas, patent applications, background intellectual property, techniques, scientific knowledge, know-how processes, existing and/or contemplated products and services, software, biological material, schematics, research and development, production, costs, profit and margin information, finances and financial projections, customers, clients, licensees, marketing, and current or future business plans and models, or other subject matters of this Agreement, regardless of whether such information is designated as “Confidential Information” at the time of disclosure.  The term “Confidential Information” does not include such information which:

“保密信息”是指与发明、专有构思和/或可申请专利的构思、专利申请、背景知识产权、技术、科学知识、专有技术工艺、现有和/或计划中的产品和服务、软件、生物材料、示意图、研发、生产、成本、利润和利润率信息、财务和财务预测、客户、顾客、被许可人、市场推广以及当前或未来的商业计划和模式、或本协议的其他主题有关的技术和商业信息，无论这些信息在披露时是否被指定为保密信息。保密信息不包括以下信息：

(i)	is or becomes generally available to the public, other than through the receiving party’s disclosure,

未经接收方披露，公众普遍可以获得的信息；

(ii)	was within the receiving party’s possession prior to it being furnished by or on behalf of the disclosing party, provided that receiving party’s source had no obligation of confidentiality to the disclosing party,

在由披露方提供或代表披露方提供之前，接收方已获得的信息，前提是接收方的信息来源对披露方不承担保密义务；

(iii)	becomes available to the receiving party on a non-confidential basis from an information provider other than the disclosing party, provided that the information provider did not have a duty of confidentiality to the disclosing party, or

接收方可从信息披露方以外的信息提供方获得的非保密信息，前提是信息提供方对披露方不承担保密义务；或

(iv)	is or becomes independently developed the receiving party without access to the Confidential Information and without violating any of the receiving party’s obligations under this Agreement, as can be demonstrated by the receiving party’s written records.

接收方在未获得保密信息且未违反本协议规定的接收方任何义务的情况下独立开发的信息，并且可以被接收方的书面记录证明。

12.2	Each Party agrees to keep the Confidential Information confidential, which includes (but is not limited to) not disclosing the disclosing party’s Confidential Information, or any part thereof (except as otherwise may be provided herein), absent the disclosing party’s prior written consent, unless required to do so by Applicable Law, act or a valid order of a court or other governing, regulatory body with authority over the receiving party (“Required Disclosure”); provided that the receiving party shall first give reasonable written notice to the disclosing party prior to any Required Disclosure and shall exercise its best efforts to obtain an order or other reliable assurance that the Confidential Information disclosed will be treated at the highest level of confidentiality. Upon receipt of notice from the receiving party of any Required Disclosure, the disclosing party may, at the disclosing party’s expense, seek to quash or restrict the disclosure of the disclosing party’s Confidential Information and the receiving party shall not oppose or seek to impede the disclosing party’s efforts to obtain such relief.

双方同意对保密信息保密，包括（但不限于）未经披露方事先书面同意，不披露披露方的保密信息或其任何部分（本协议另有规定的除外），除非适用法律、法令、或法院或其他对接收方有权管理的监管机构的有效命令要求接收方披露（“被要求的披露”）；但接收方应在进行任何被要求的披露之前，首先向披露方发出合理书面通知，并应尽最大努力获得命令或其他可靠保证，确保所披露的保密信息得到最高级别的保密处理。在收到接收方关于任何被要求的披露的通知后，披露方可寻求撤销或限制保密信息的披露，费用由披露方承担，接收方不得反对或阻碍披露方获得此类救济的努力。

13Notice

通知

13.1	All notices and communications between the parties must be in writing and addressed to the receiving party as follows:

双方之间的所有通知和通信必须采用书面形式，并按以下地址寄给接收方：

If to ARMSTRONG:

ARMSTRONG：

Address:11570 Sixth Street, Rancho Cucamonga, CA 91730, U.S.A.

地址：11570 Sixth Street, Rancho Cucamonga, CA 91730, U.S.A.

Email: [***]

邮箱：[***]

Tel:1-909-980-9484

电话：1-909-980-9484

If to the Distributor:

经销商：GENREACH

Address: RM 1007B,10/F.,HO KING COMMERCIAL CTR.,NO.2-16 FA YUEN STREET, MONGKOK HONG KONG, CHINA

地址：中国香港旺角发源街2-16号豪景商业大厦10楼1007B室

Email: [***]

邮箱：[***]

Tel: [***]

电话：[***]

14Governing Law and Dispute Resolution

适用法律和争议解决

14.1	Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of Hong Kong, excluding provisions relating to conflict of laws or rules that would require the application of the laws of any other jurisdiction and the Convention on Contracts for the International Sale of Goods.

适用法律。本协议应受香港法律管辖并据其解释，但不包括与法律冲突相关的或要求适用其他任何司法管辖区域的法律和《联合国国际货物销售合同公约》的规定。

14.2	Dispute Resolution. This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) (the “Disputes”) shall first be resolved through consultation. If the Disputes cannot be resolved through negotiation, the Disputes (including a Dispute in connection with the validity or continuity of this Agreement) shall be submitted to arbitration in Hong Kong International Arbitration Centre (HKIAC) with its then effective arbitration rules. The arbitration tribunal shall be consisted by three (3) members. One (1) arbitrator shall be appointed by the Party initiating the arbitration, one (1) arbitrator shall be appointed by the other Party, and the third arbitrator shall be jointly selected by the two (2) appointed arbitrators. The award of the arbitration tribunal shall be final and binding upon the Parties, and each Party may apply to a court of competent jurisdiction for enforcement of such award. Except for matters in the Dispute during a Dispute which is being resolved in accordance with this Agreement, the Parties shall continue to perform their obligations hereunder.

争议解决。本协议以及因本协议或其标的物或其订立而产生的或与之相关的任何争议或索赔（包括非合同争议或索赔）（以下简称“争议”）应首先通过协商解决。如果争议无法通过协商解决，争议（包括与本协议的有效性或持续性有关的争议）应提交香港国际仲裁中心根据其当时有效的仲裁规则进行仲裁。仲裁庭由三（3）名仲裁员组成。一（1）名仲裁员由提起仲裁的一方指定，一（1）名仲裁员由另一方指定，第三名仲裁员由两（2）名指定的仲裁员共同选定。仲裁庭的裁决应为终局裁决，对双方均有约束力，双方均可向有管辖权的法院申请执行该裁决。除根据本协议解决争议期间的争议事项外，双方应继续履行其在本协议下的义务。

15General Provisions

一般条款

15.1	Taxes. Each Party shall assume full responsibility for the proper reporting and payment of all national, state or local taxes, value-added or other taxes, contributions and/or special levies imposed or required under income tax and/or other laws or regulations, with respect to its performance under this Agreement.

税收。双方应根据所得税和/或其他法律或法规的规定，各自承担其因履行本协议所需申报和支付的所有国家、州或地方税、增值税或其他税款、缴款和/或特别征税。

15.2	Amendment. This Agreement may be amended only in writing signed by both Parties. Any term or condition in other contracts or agreements between the Parties that conflict in whole or in part with the provisions in this Agreement shall be of no force or effect and the provisions of this Agreement shall prevail in any such circumstance.

修改。本协议只能以双方签署的书面形式进行修改。双方之间的其他合同或协议中的任何条款或条件与本协议条款的全部或部分冲突均无效，在任何此类情况下均应以本协议条款为准。

15.3	Assignment. Each Party’s rights and obligations under this Agreement are not transferable and assignable without the prior written consent of the other Party.

转让。未经另一方事先书面同意，一方在本协议项下的权利和义务不得转让。

15.4	Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the Agreement remains substantially capable of performance without adversely affecting the rights of the Parties.

可分割性。如果本协议的任何条款、规定、约定或条件被具有管辖权的法院裁定为无效或不可执行，则其余规定应保持完全有效，并且不得以任何方式受到影响、损害或无效，前提是本协议实质上仍然能够履行而不会对双方的权利产生不利影响。

15.5	Survival. Sections 10, 11.3, 12, 14 and 15 shall survive the termination of this Agreement.

存续。本协议第10、11.3、12、14和15条应在本协议终止后继续有效。

15.6	Waiver. The failure of a Party to enforce, at any time or for any period of time, any provision of this Agreement shall not be construed as a waiver of such provision or the right of such a Party to enforce such provision thereafter.

放弃。一方未能在任何时间或任何时间段内执行本协议的任何条款，不应解释为放弃该条款或此后执行该条款的权利。

15.7	Force Majeure. A Party shall not be responsible for any default in performing this Agreement due to unforeseen circumstances or causes beyond its reasonable control (the “Force Majeure”), including but not limited to earthquake, typhoon, flood, or other acts of nature, pandemic (excluding those related to the COVID-19 pandemic subsisting as at the date of this Agreement which have not materially escalated afterwards), fire, terrorism, war and riots. The Party claiming Force Majeure shall notify the other Party in writing within thirty (30) days after the occurrence of such event, take appropriate means to minimize or remove the effects of Force Majeure and make attempts to resume performance of its obligations affected by the Force Majeure. If the Party claiming Force Majeure is unable to perform all or part of this Agreement for three (3) months after the occurrence of such event, the other Party may terminate this Agreement.

不可抗力。由于不可预见的情况或超出其合理控制范围的原因（以下简称“不可抗力”），包括但不限于地震、台风、洪水或其他自然灾害、流行病（不包括在本协议签署之日存在的COVID-19流行病相关的，且此后没有实质性升级的情况）、火灾、恐怖主义、战争和骚乱，一方不应就其对本协议的违反承担责任。主张不可抗力的一方应在此类事件发生后三十（30）天内以书面形式通知另一方，采取适当的方式尽量减少或消除不可抗力的影响，并努力恢复履行其受不可抗力影响的义务。如果主张不可抗力的一方在该事件发生后三（3）个月内无法履行本协议的全部或部分内容，另一方可终止本协议。

15.8	Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any one or more counterparts thereof, individually or taken together, bear the signature of both Parties thereto. For the purposes hereof, a facsimile copy of this Agreement, including the signature pages thereto, shall be deemed an original.

份数。本协议可签署一份或多份，每份均为原件，共同构成同一份协议。当本协议的任何一份或多份（单独或合并）由双方签字时，本协议即具有约束力。为此目的，本协议的传真件，包括其签字页，应被视为原件。

15.9	Language. This Agreement is written in English and Chinese. Should there be any discrepancy between the English version and Chinese version, the English version shall prevail.

语言。本协议以英文和中文书就。如英文版本和中文版本之间有任何分歧，以英文版本为准。

[The below is intentionally left blank]

[以下无正文]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by their representatives, duly authorized hereunto, on the date first above written.

本协议的每一方都已安排由其正式授权的代表在上述日期签署本协议，以昭信守。

rmstrong Pharmaceuticals, Inc.:
For and on behalf of 谨代表 Armstrong Pharmaceuticals, Inc.:
By/签署:	/s/Tony Marrs
Name/姓名:	Tony Marrs
Title/职务:	President
For and on behalf of 谨代表 Hong Kong Genreach Limited: (香港金瑞驰有限公司) (Seal):
By/签署:	/s/Xuefeng Yang
Name/姓名:	Xuefeng Yang
Title/职务:	Legal Representative

Signature pages of Distribution Agreement

经销协议签署页